                                                                  EXHIBIT 6

                ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY

                                  February 20, 1997


Allmerica Financial Life Insurance and Annuity Company
440 Lincoln Street
Worcester MA 01653

Gentlemen:

This opinion is furnished in connection with the filing by Allmerica Financial Life Insurance and Annuity Company of an amendment to the Registration Statement on Form S-6 of its flexible premium variable life insurance policies ("Policies") allocated to the VEL II Account under the Securities Act of 1933. The prospectus included in the amendment to the Registration Statement describes the Policies. I am familiar with and have provided actuarial advice concerning the preparation of the amendment to the Registration Statement, including exhibits.

In my professional opinion, the illustration of death benefits and cash values included in Appendix C of the prospectus, based on the assumptions stated in the illustrations, are consistent with the provisions of the Policy. The rate structure of the Policies has not been designed so as to make the relationship between premiums and benefits, as shown in the illustrations, appear more favorable to a prospective purchaser of a Policy for a person age 30 or a person age 45 than to prospective purchasers of Policies for people at other ages or underwriting classes. I am also of the opinion that the aggregate fees and charges under the Policy are reasonable in relation to the services rendered, the expenses expected to be incurred, and the risks assumed by the Company.

I hereby consent to the use of this opinion as an exhibit to the amendment to the Registration Statement.

                                     Sincerely,

                                     /s/ William H. Mawdsley

                                     William H. Mawdsley, FSA, MAAA
                                     Vice President and Actuary

                                    SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Worcester, and Commonwealth of Massachusetts on the 14th day of February 1997.

VEL II ACCOUNT OF ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY

By:  /s/ Abigail M. Armstrong
     Abigail M. Armstrong, Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                             TITLE                         DATE


/s/ John F. O'Brien               Director and Chairman
-------------------------------   of the Board
John F. O'Brien

/s/ Bruce C. Anderson             Director and Vice President
------------------------------
Bruce C. Anderson

/s/ John P. Kavanaugh             Director and Vice President
----------------------------
John P. Kavanaugh

/s/ John F. Kelly                 Director, Senior Vice President
-----------------------------     and General Counsel                February 14, 1997
John F. Kelly

/s/ J. Barry May                  Director
-----------------------------
J. Barry May

/s/ James R. McAuliffe            Director
-----------------------------
James R. McAuliffe

/s/ Edward J. Parry III           Director,  Vice President and
-----------------------------     Chief Financial Officer
Edward J. Parry III

Richard M. Reilly                 Director,  President and
-----------------------------     Chief Executive Officer
Richard M. Reilly

/s/ Larry C. Renfro               Director and Vice President
-------------------------
Larry C. Renfro

/s/ Eric A. Simonsen              Director and  Vice President
----------------------
Eric A. Simonsen

/s/ Phillip E. Soule              Director and Vice President
-------------------------
Phillip E. Soule
